Exhibit 10.2

AMENDED AND RESTATED REVOLVING NOTE

$6,000,000	November 8, 2011 Minneapolis, Minnesota

FOR VALUE RECEIVED, ELECTROMED, INC., a corporation organized under the laws of the State of Minnesota hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

This note is the Revolving Note referred to in the Credit Agreement dated as of December 9, 2009, as the same has been amended and restated pursuant to an Amended and Restated Credit Agreement of even date herewith (and as may hereafter be from time to time further amended, restated or otherwise modified, the “Credit Agreement”) between the undersigned and the Bank. This note is secured, it is subject to certain mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

This note evidences, and amends and restates, the Borrower’s principal obligations under the Borrower’s Revolving Note dated as of December 9, 2009 (the “Existing Revolving Note”). It is expressly intended, understood, and agreed that this note shall replace the Existing Revolving Note as evidence of such indebtedness of the Borrower to the Lender, and such indebtedness heretofore represented by the Existing Revolving Note, as of the date hereof, shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this note.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

ELECTROMED, INC.

By:	/s/ Robert D. Hansen
Name: Robert D. Hansen Title: Chief Executive Officer